POWER OF ATTORNEY

The undersigned hereby makes, constitutes, and appoints each of Jeffrey
A. Belisle, Joyce M. Daniels, Sonja L. Mahon, and Christine R. Strong, or any of them acting singly, and with full power of substitution, re-substitution, and delegation, the undersigned's true and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place, and stead, in the undersigned's capacity as an officer, director, or shareholder of Ally Financial Inc. (the "Company"), to:

1.	Take such actions as may be necessary or appropriate to
enable the undersigned to submit and file forms, schedules, and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, which actions may include (a) preparing, executing, and submitting to the SEC a Form ID, any amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system, (b) enrolling the undersigned in EDGAR Next or any successor filing system, and (c) receiving notifications or other communications from the SEC of the various codes and passwords issued to the undersigned;

2.	Prepare and execute any and all forms (including any
amendments thereto) the undersigned is required to file with the SEC or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation thereunder, including Forms 3, 4, and 5 (all such forms being referred to herein as "SEC Filings");

3.	Do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any SEC Filings, complete and execute any amendments thereto, and submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under
Section 5 below;

4.	File, submit, or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be listed or traded;

5.	Act as an account administrator for the undersigned's EDGAR
account, including: (i) appointing, removing, and replacing account administrators, account users, technical administrators, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) taking any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

6.	Cause the Company to accept a delegation of authority from
any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove, or replace users for the undersigned's EDGAR account; and

7.	Obtain, as the undersigned's representative and on the
undersigned's behalf, information regarding transactions in the Company's securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators, and trustees, and the undersigned hereby authorizes any such third party to release such information to the Attorney-in-Fact and further ratifies the release of such information.

8.	Take any other action which, in the opinion of such attorney-in-
fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, in furtherance of the foregoing.

      The undersigned acknowledges that:

     a)	This Power of Attorney authorizes, but does not
require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

     b)	Any documents prepared or executed by the
Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact deems necessary or desirable in such Attorney-in-Fact's sole discretion;

     c)	Neither the Company nor the Attorney-in-Fact
assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

     d)	This Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act requisite, necessary, or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of July 28, 2026.

/s/ Stephanie N. Richard

Stephanie N. Richard